EXHIBIT 99.j


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 14, 2001, February 15, 2001 and June 15, 2001, relating to the audited financial statements and financial highlights which appear in the October 31, 2001 Annual Report to Shareholders of NWQ Special Equity Portfolio (of UAM Funds Inc.), the December 31, 2000 Annual Report to Shareholders of Heitman Real Estate Portfolio (of UAM Funds Trust), and the April 30, 2001 Annual Report to Shareholders of Clipper Focus Portfolio (of UAM Funds Trust), respectively, which are also incorporated by reference into this Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 3, 2001, relating to the audited financial statements and financial highlights which appear in the March 31, 2001 Annual Report to Shareholders of PBHG Large Cap Growth Fund, PBHG Select Equity Fund, PBHG Limited Fund, PBHG Large Cap 20 Fund, PBHG Focused Value Fund, PBHG Cash Reserves Fund, PBHG Strategic Small Company Fund, PBHG Global Technology and Communication Fund, PBHG Growth Fund, PBHG Emerging Growth Fund, PBHG Core Growth Fund, PBHG New Opportunities Fund, PBHG Large Cap Value Fund, PBHG Mid-Cap Value Fund, PBHG Small Cap Value Fund and PBHG Technology and Communications Fund, constituting The PBHG Funds, Inc., which is also incorporated by reference in this Registration Statement

We also consent to the reference to us under the headings "Financial Highlights," "Counsel and Independent Accountants" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 14, 2001